Exhibit 10.1
EXECUTION COPY
SUBSIDIARY JOINDER AGREEMENT
     This SUBSIDIARY JOINDER AGREEMENT (this “Agreement”) dated as of March 28, 2011 is executed by the undersigned (“Debtor”) for the benefit of Bank of America, N.A. in its capacity as administrative agent for the lenders party to the hereafter identified Credit Agreement (in such capacity herein, the “Administrative Agent”) and for the benefit of (a) such lenders in connection with that certain Third Amended and Restated Revolving Credit Facility Agreement dated as of October 12, 2007, among the Administrative Agent, Lennox International Inc. (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd, and Wells Fargo Bank, N.A., as Co-Documentation Agents, and U.S. Bank National Association and The Bank of Nova Scotia, as Co-Managing Agents and Banc of America Securities LLC and J. P. Morgan Securities, Inc., as Joint Lead Arrangers and Joint Book Managers (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement) and (b) such lenders and Affiliates thereof in connection with Swap Agreements.
     Debtor desires to voluntarily execute this Agreement for purposes of providing additional credit support to Borrower in connection with Borrower’s obligations under the Credit Agreement.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:
     1. By executing and delivering this Agreement, Debtor hereby assumes all the obligations of a “Guarantor” under that certain Third Amended and Restated Subsidiary Guaranty, dated as of October 12, 2007, executed by the Guarantors party thereto in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) and agrees that it is a “Guarantor” and is a party to and bound as a “Guarantor” under the terms of the Guaranty with the same force and effect as if it had been an original signatory thereto. Without limiting the generality of the immediately preceding sentence, in accordance with the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor irrevocably and unconditionally guarantees to the Creditors (as defined in the Guaranty), the full and prompt payment and performance of the Guaranteed Obligations (as defined in the Guaranty) upon the terms and conditions set forth in the Guaranty. Debtor hereby represents and warrants that each of the representations and warranties contained in Section 12 of the Guaranty is true and correct on and as of the date hereof (after giving effect to this Agreement) as if made on and as of such date.
     2. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and shall be governed by all the terms and provisions of the Credit Agreement and the Guaranty, which terms are incorporated herein by reference, are ratified and confirmed and shall be in full force and effect as valid and binding agreements of Debtor enforceable against Debtor. Debtor hereby waives notice of any Creditor’s acceptance of this Agreement.

     3. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.
     4. This Agreement is and shall be a Loan Document in all respects and for all purposes.

     IN WITNESS WHEREOF, Debtor has executed this Agreement as of the day and year first written above.

ADVANCED DISTRIBUTOR PRODUCTS LLC
By:	/s/ Rick Pelini
	Name:	Rick Pelini
	Title:	Vice President and Treasurer

Signature Page to Subsidiary Joinder Agreement